Exhibit 99.1

CONFERENCE CALL TRANSCRIPT

On December 9, 2008, The Interpublic Group of Companies, Inc. presented at the UBS 36th Annual Global Media & Communications Conference. A copy of the transcript of the presentation follows:

INTERPUBLIC PARTICIPANTS

Michael Roth

Chairman of the Board and Chief Executive Officer

Frank Mergenthaler

Executive Vice President and Chief Financial Officer

CONFERENCE PARTICIPANTS

Benjamin Schachter

UBS Securities

COMPANY PRESENTATION AND REMARKS

Benjamin Schachter, UBS Securities:

Good afternoon, everyone. I’m Ben Schachter, the internet, video game, and ad agency analyst here at UBS.

I’m pleased to have IPG joining us today. On the stage, we have Michael Roth. Michael is the Chairman and CEO of the Interpublic Group. He added the title CEO in January of ’05. Prior to becoming Chairman in July of 2004, Roth had been a member of Interpublic’s Board since 2002. Before assuming his current role, Roth was Chairman and CEO of The MONY Group, a financial services holding company.

We also have Frank Mergenthaler. Frank is the Executive Vice President and CFO for Interpublic. In his role, Frank has direct responsibility for all areas of global finance, information technology, and investor relations.

Michael is going to speak for about 20 minutes or so, and then I will conduct a fairly brief Q&A, and then we will open up the questions to the floor.

With that — Michael?

Michael Roth, Chairman of the Board and Chief Executive Officer:

Thank you, Ben. Good afternoon.

Lawyers were here before me, so I will pass on this one now.

Before we get into the Q&A, which I’m sure you are very much interested in, I think it’s good for me to sort of summarize what’s happened at IPG and what we’re seeing out there, of course, and your questions obviously will come from that. But it’s a story I like to tell, because frankly we are quite proud of what we’ve been able to accomplish even in this difficult environment.

We have a significantly stronger company as a result of the efforts we’ve embarked on over three years ago. We’re certainly well positioned for a challenging environment, and our main objective obviously is to continue and enhance shareholder value by creating value in our various offerings and our performance. And if it wasn’t for the overall economic environment, I think we would be all a lot happier. But I think what you will see is the tremendous progress we’ve made as a company, even faced with the difficult environment that we’re in.

Let’s talk about how we’re a stronger company. When we started in 2005 and ’06, we had a whole new management team. We stabilized our leadership in our various agencies. We started focusing on our financial controls. Obviously without strong financial controls, we wouldn’t have the visibility into our businesses to accomplish what we’ve been able to accomplish. But critical was for us to enhance our overall financial flexibility and enhance liquidity and our strong balance sheet, which has done us well in this difficult environment. And we created at the time, in fact, a best-in-class corporate governance, which we continue to operate under even in this environment.

Through 2006 and 2008 we started to see the results of the changes in the investments that we’ve made. Our new leadership and across all of our units continued to be focused in driving our shareholder value and operating performance. We made some key strategic moves. Most notable of course was the merger of FCB and Draft, creating Draftfcb, a behavioral-based marketing company, and we’re very pleased with the results of that transaction. We see that as a key component of the turnaround as we go forward.

We continue to invest in Lowe, and certainly we’ll talk more about Lowe. But Lowe is a key component of our turnaround in that we promised to add talent and make investments in Lowe, and they’ve produced exactly as we said they would. With respect to the turnaround, our goal was for Lowe to be profitable in 2008, and it looks like we will accomplish that as a result of the effort of that team and the investments we’ve made.

Of course, we became Sarbanes-Oxley compliant, and we have very stringent financial controls, which does give us visibility in terms of our margin objectives and strategic objectives as we go forward. And I think as you will see, the overall financial performance that we have delivered over the past three years is exactly on track in terms of the goals we set out three years ago.

One of the things we set out to do was of course be competitive from an organic point of view. If you look at this chart, where we started from in the difficult times in terms of negative 0.7 or negative 1.0, you can see the constant growth, if you will, and I’m pleased to say at this point in time we are competitive from an organic point of view. And in fact, in the third quarter we were in fact better than our peer group with respect to organic growth. So this is a strong trend, and I think it’s testimony to the fact that we made investments in people and in our various units performing under these difficult environments.

The key to it is of course growing existing clients as well as new business wins. This is just a snapshot of the new business that we’ve seen for 2008. We continue to be net new business positive for 2008, which is again an indication to me that all the effort and investments we’ve made in people throughout our units is paying dividends in terms of new business wins. And more importantly, a lot of the organic growth that we’re seeing is from our existing client base.

So let’s see how we’re doing. Remember I said one of our goals was to be competitive with our peer group. In 2005: that is not exactly what I would call competitive, but it certainly set a goal for us to embark on. 2006: we started turning positive, which given the difficult situation we were facing, that was pretty important accomplishment for us as an organization. 2007: you started to see us creep up in terms of competitive organic growth as a result of the investments we made in talent in our various people and our organizations, and repositioning our organization with a go-to-market strategy with respect to their own disciplines. And as I said, for the nine months 2008, we outperformed our peer group.

And clearly, the question is, what are we going to see for the rest of 2008? And as you’ve been hearing in this conference, of course, 2008 continues to be a challenge. The rest of the year is in fact a challenge, but we are comfortable with what we said on our last call, and that is, for the year we will continue to be competitive in the marketplace with respect to organic growth.

The key was of course improving profitability, and this is a great chart, not the least of which, it’s going in the right direction.

But starting with a negative 0.4% margin and building up if you will to a 0.1% margin in the third quarter is an indication of how we focused on cost controls if you will, revenue growth, go-to-market strategy, new business wins, and, more important, servicing our existing client base to make sure that they are getting the best IPG has to offer. And frankly, that is a critical component of how we see us operating as we go forward.

But the opportunity is still there. We started out indicating we wanted to achieve at least double-digit margins. Of course, our peer groups — and again, those numbers you can quibble with — but there’s an opportunity for us to grow in terms of margin and become more competitive if you will, and as I’ve said before and many of you have asked me, we do not see any structural reason why we can’t be competitive from a margin point of view. We are driving our costs in that direction. There’s opportunity for us, and if we continue to perform the way we’re doing, we see competitive margins for us in the future.

Now, how are we positioned for this challenging environment? We have fragmented media. We have all these different issues if you will with respect to how our clients are going to spend their dollars. Critical to the reason we were successful in terms of growing our organic growth, even when some of our company’s competitors were more challenged, is the fact that IPG is a large organization that’s multinational, and we’re diversified by geography, and we’re diversified by industry sector.

So a lot of you have asked the question, what is different about IPG now than it was in the last recession, if you will, in the ad industry? And I think the key component of that is our diversification.

Obviously, 58% in North America. That varies a little bit here and there, but from our perspective that’s turned out to be a benefit for us, when some people particularly viewed our overweight, if you will, in North America as being a negative. We continue to make investments in terms of the rest of the world, which obviously includes AsiaPac, LatAm, and Eastern Europe, Middle East, especially with our acquisition in the Middle East. But you can see how we are well diversified from a geography point of view.

But more importantly, if you look at our portfolio from our industry sector, you can see how the diversification has done us well.

In financial services — I know you’ve heard some people talk about the challenges in financial services — our particular weight in financial services is MasterCard, which is not having quite the difficult time that some of the other financial service sector’s companies are having. Obviously we do have some other banks and so on. But with respect to the bulk of our financial service sector, it’s in a very strong position.

Tech and telecom: we have very strong weightings in a lot of our new media, and investments in tech and telecom clients such as Intel and Microsoft and Verizon are critical components of that.

But what is interesting is packaged goods, and food and beverage. You can see a lot of people used to look at IPG and say we were overweighted in packaged goods and food and beverage. In this environment, frankly that’s a good space to be in, because consumer goods if you will have to continue to spend to support their brand. And even in a recession and a difficult environment, if you’re not spending to support your brand, you lose market share when this economy does turn around.

So I think as you can see, we are well positioned to compete, and that accounts for some of the reason why everyone kept asking, how come you aren’t seeing a dramatic drop if you will in your business profile given what’s happening in the marketplace? So in some areas where there’s particular strength, in other areas there might be some weakness. But by having a balanced portfolio from a geographic and sector point of view, it does us well.

In terms of our financial resources, certainly that was a key component of what we embarked on, and that was our cash and short-term investments. As of September 30, we had $1.7 billion. We always maintained that we wanted to have a conservative balance sheet, because it was important in a difficult environment given the fact that we were in a turnaround, to make sure that we had that conservative balance sheet, and that’s doing us well in this environment.

We have $250 million in maturity in 2009 coming up, and, frankly, we can handle that through existing cash. We entered into a new revolver credit for $335 million through July of 2011. We have not tapped into that revolving credit. So as you can see, our financial flexibility is a very solid. And we have a $750 million ELF credit facility through June of ’09, and we’re looking at ways of what to do with that. But certainly we don’t think given our financial strength right now that it’s necessary for us to replace the entire $750 million ELF. But obviously it’s nice to have it there while it’s still there.

In terms of cost opportunities, Frank and our financial organization have done a great job on focus with respect to our ratios if you will, our controls on hiring and salaries. There’s no question that what we do from a business point of view is manage our businesses to the margin. So it’s up to our operating units to submit plans and manage it, whether you get there through revenue or cost containment and cost opportunities. We watch that, but the businesses themselves have to manage to those margins. And I’m pleased to say that a lot of our companies historically have already done that, and they continue to do that. Obviously the Worldgroup, our largest network if you will, has consistently achieved its results as a result of focusing on revenue and, if not revenue, cost containment.

And of course we have a flexible cost structure. All the fixed costs that we can remove pretty well have been addressed. And because we have a flexible cost structure, we look at our revenue stream to make sure we manage to those margins. And the levers that we have are — whether temporary labor or incentive compensation are two components of the flexibility that we have.

The key is our specific agencies that frankly were underperforming. But we’re now back on track in terms of performing, in terms of opportunities to enhance our overall margin, whether that be Lowe, whether that be Mediabrands, or whether it be Draftfcb. It was performing well, but there’s still opportunity for them to enhance overall margin.

So how are we positioned in this difficult market? First of all — and this is something I’ve said way back from the beginning of this turnaround — the strength of IPG is in the strength of its clients. We continue to have world-class clients throughout various sectors. And as you can see, this ia a client base that any company would love to have as a client base. And certainly some of them are in more difficult environments than others, but these clients have consistently been with us, and we’ve managed to maintain those kinds of relationships and build from within with this kind of client base.

And this is just an example of the full range of brands that we have. What’s important here is it’s not just traditional advertising, it’s media, it’s marketing services, it’s PR, it’s event marketing, it’s sports marketing, it’s search capabilities, it’s digital, it’s all the above. And we have world-class brands that we can bring to the table to meet the needs of our clients.

That’s what clients are looking for in this environment. Do we have the ability to bring in best-in-class resources to help them navigate through this difficult environment? The fact of the matter is, we do. And we’ve made it an important part of our strategic plan to invest in those areas that are the fastest-growing or those areas that need support with respect to meeting the needs of our clients.

So what are our major operating units? Obviously, the Worldgroup: premier network for integrated global campaigns of Verizon, Microsoft, L’Oreal, just to — MasterCard — that’s just an example of some of the key world-class clients that are clients of the McCann Worldgroup. They have full, integrated offerings that can provide the integrated solutions that clients are demanding in the marketplace.

Draftfcb, which is a modern global agency. It combines accountability and creativity. Everyone thought that it could never be done, frankly, putting a creative agency like FCB together with Draft and to create a single P&L and a go-to-market strategy that is competitive in the marketplace. And they’ve done a terrific job in terms of putting those two companies together and showing with respect to go-to-market that this new model is what clients are demanding: in one room all the different resources that we can bring to the table. And Draftfcb continues to produce positive results as a result of this transaction.

Mediabrands. We have two global media brands: Initiative and Universal McCann. And we have a spectrum of other specialty companies associated with that. In fact, if you look at the new business wins that we’ve seen, one of the key components when we embarked on this turnaround was strengthening our media offerings. And we’ve added a significant amount of talent, particularly with Richard Beaven and Nick Brien, and, most recently, Matt Seiler, Tim Spengler. We have a whole host of industry specialists focusing on go-to-market strategies with respect to these two highly capable media brands on a global basis.

CMG is the best-in-class marketing services led by Weber Shandwick from a PR point of view, as well as GolinHarris, Octagon, and Jack Morton, world-class event marketing. CMG continues to perform well in this marketplace and is certainly a go-to-market strategy that includes digital as well as all the current thinking in terms of marketing services.

And one of the things that distinguishes us from some of our competitor companies is our U.S. independents. Our U.S. independents are fully integrated domestic agencies, agencies like Deutsch, Mullen, Hill Holliday, Campbell-Ewald, Carmichael Lynch, The Martin Agency. All these agencies are fully integrated agencies that have digital capabilities. Some have media capabilities. Full-service domestic agencies that can meet the needs of clients.

And when they need to, they can tap into other IPG resources to provide a global solution. For example, The Martin Agency with respect to UPS taps into the McCann Worldgroup distribution network on a global basis. And we see more and more of that happening within the IPG group of families, and that is, if a particular network doesn’t have the resources or the reach to meet the needs of their client base, they can tap into other IPG solutions. And that is why we believe that we are well positioned to compete in this difficult environment.

So I’ve always said there are three components that are necessary for us to be a competitive force in the marketplace. You hear a lot about digital, and everyone talks about digital and whether you have a digital capability. Every offering we have at IPG has a digital component, whether it be our business independents companies, whether it be PR, whether it be marketing services, traditional advertising, media — all have digital components. So we don’t break out digital as a specific unit because, frankly, it’s part of the DNA of our offering in the marketplace. If you don’t have a digital component in your offering, you never get to the table. So we’ve continued to invest in the digital offerings within our networks, and we’ve continued to be a competitive force within all our disciplines.

Accountability is sort of the Holy Grail of our business, and that is, clients look to us to help them navigate through fragmented media. How should they spend their dollars? Where should they spend their dollars? And how effectively are their dollars being spent in terms of ROI? If we don’t have the tools and resources to measure accountability, it’s difficult for our clients to have confidence in what we are offering, and it’s difficult for clients to continue to have confidence in the spend. That’s why when I used to be on the other side of the table, I used to demand that our advertising agencies look at us and provide ROI models that can prove that the dollar spent is providing a return. So we continue to invest in models and resources and tools that enable us to provide the accountability with respect to the work that we deliver.

Finally, the key component of all of this is integration. We have to be able to put all of the different resources and tools and people together to provide an integrated offering for our clients. You know, in the early days of integration, everyone talked about it but no one delivered. Everybody said, I want to see a 360, a fully integrated offering: digital, PR, direct, traditional advertising, internet, search capabilities. How could we put all of those resources together? And in today’s environment, clients are asking us to do that, to bring to the table — sort of like a one-stop shopping — fully integrated offerings that they can rely on to maximize their spend. And that’s what we’ve spent all this time and effort in terms of developing over these past three years, to make sure that we are providing world-class resources to our clients in this difficult environment.

So with that as a background, given the difficult environment, I think you can see that the performance that we’ve delivered — frankly in a normal environment, everyone would be sitting back and saying, gee, how did you do that? We are particularly proud of what we’ve been able to deliver. We see this as an opportunity because of our people and our resources, and we will continue to focus on enhancing shareholder value as we move forward.

With that, I will open it up to questions.

QUESTIONS AND ANSWERS

Benjamin Schachter, UBS Securities:

I’m going to start up with a few questions, and then we can open it up to the audience.

You started your presentation focused on the current environment, so I wanted to dig down a little but there, and then we will kind of pull back and talk some more on a high level. Briefly before the presentation began, you and I were talking, and you mentioned perception versus reality. I was wondering if you could kind of expand on that for the audience.

Michael Roth, Chairman of the Board and Chief Executive Officer:

Yes. It occurred in the third quarter. Everyone was expecting everything to fall off the table if you will. Of course, you’ve heard the prognosis already. And frankly you heard it from our research, Magna, with respect to what we see in the marketplace. Certainly for 2009 we’re assuming something similar to what you’ve already heard, and that is flat on an overall basis, somewhat down in the U.S.

But if you look at a lot of the write-ups and the way people are operating and thinking, they are thinking that the environment is a lot worse than that. And I think the reason for that is you have to really dig into the diversification we have as a company with respect to our sectors, as well as our geographic areas. In some areas, whether it be Asia, India if you will, and China and Latin America, we see some — we continue to see growth, although not be it the enormous growth that we saw before, but it’s still there.

And in fact in the United States we’re seeing companies willing to spend dollars, but it has to make sure that they are spending their dollars wisely, and it’s up to us to make sure we work with them to do that. So I think it’s a challenge. There’s no question about it. It’s not going to be as rosy a picture as we would like. But I do believe that there’re opportunities out there for best-in-class services, and that’s what we’re going to continue to offer.

Mr. Schachter:

So in the most recent earnings call, you had mentioned that — I believe you mentioned that if you were able to maintain flat organic growth, you could continue to see margins going in the right direction. Any update on that? And then how should we think about that into ’09 as well?

Mr. Roth:

We are in the midst of finalizing our plans for 2009, and obviously our message to our units is to do exactly that, and that is continue to show margin improvement. And whether you do it through cost containment or revenue, so be it. And our units are focused on that. We are still in the middle of wrapping it all up, but we are hopeful that we can continue to do that.

Mr. Schachter:

This is for either you or Frank. When I first started looking at the Company, there was always a discussion of how much of the year you know already at the beginning of the year. And I think back then you had told me, really, by this point you know what next year’s going to look like in large part. How is that different now in this environment? And roughly what percentage do you think you know of next year already?

Mr. Roth:

You know, this question of visibility — and I know everyone asks the question — do we have visibility? We have visibility, obviously. We are in the midst of rolling up our businesses, and we roll up our businesses from the bottom up. We don’t do it from the top down. So all the various business units put together what they, from a client basis, see, where their revenue is coming.

The issue and the reason why people are saying maybe you don’t have visibility or not, is that all of that can change very quickly. So therefore even though you have visibility, you’re kind of reluctant to say it’s all locked in because, come Monday, something might happen where clients may pull back, and when they go through their own budgets, they may see a cutback. I think we’re seeing more of that than we have in the past.

But nonetheless, we’re in the process of doing our planning right now, and we have — it’s the best visibility we have in the environment that we are experiencing.

Mr. Schachter:

Not to stay too much on the current quarter, but again, the discussion was around special projects in Q4 and how that was going to impact the quarter. I was just wondering if you can give any update on how those projects have rolled out, what have been really the key drivers to either make those things a go or have them pull back.

Mr. Roth:

What we said on the call was, project-based is the first thing to go. And that is a reality. When people have to show improvements and reductions in their budgets, it’s a lot easier to cut back on a project than an overall integrated offering if you will. So we in fact have seen some of that. And we probably will continue to see that for the rest of the year. We don’t give out any specific numbers with that, but all of that is built into our view on margin improvement and revenue growth.

Do you want to add anything?

Frank Mergenthaler, Executive Vice President and Chief Financial Officer:

No. There’s definitely been a softening since our call. The agencies that you would’ve expected it are — to see softening on a project-related business, we’re seeing it. So if there’s discretionary spend, you’re seeing some pullback.

Mr. Roth:

The interesting question is, how much of that is a permanent reduction or a timing issue?

And frankly, some of it — it’s both. Some people have taken conferences and so on off the table. Some have moved it into the first quarter. Some have moved it to the back of next year to see how the economy is going to roll out. So it’s a mixed bag if you will. But it’s easier to drop off on projects than on full-scale marketing plans.

Mr. Schachter:

The final question on sort of the near term and how it rolls into next year: if you look at the margin story, it’s just been so powerful since you really got there, and you’ve done a, to your credit, a great job, the whole team. When I’m looking at my model trying to figure out where this can go, clearly structurally you think you can get to where the other guys — the question that the market has is, is that going to be delayed now because of the macro?

Mr. Mergenthaler:

I think there’s no doubt for us to be at competitive margin levels that there’s got to be a growth assumption baked into that equation. We do believe in a flat environment there still is incremental leverage to get out of our existing cost base, given the investments we’ve made in processes and people. And some of the areas that we’ve seen improvement, we expect to see continued improvement, regardless of revenue. But for us to get to what we would say is peer group margin, there’s got to be new revenue, and there’s got to be conversion of that revenue at a reasonable rate.

Mr. Roth:

When we embarked on that, the whole turnaround — the world has changed. It would be ridiculous for us to sit here and tell you that it’s, everything is rosy and it’s not going to be a challenge. Of course it’s going to be a challenge. Does it mean we’re going to slip a little bit in terms of our objectives? We already had indicated for 2008 we had started the year with an objective of a 10% margin, and we did move that back. And we’ll continue to see how the year for 2009 rolls out.

The key is, if we continue to show that we’re competitive in the marketplace, we’re focusing on cost containment, we’re making the right moves in terms of whatever investments we make, and if it takes a little bit longer, it will take a little bit longer. But the fact is, we’re competitive in the marketplace, we have the resources, and we have the ability to manage our margins in this environment.

Mr. Schachter:

Moving away now from sort of the near term. General, high-level thoughts: the macro environment and the changes, the difficulties we’re going through — is there any impact on the overall holding company structure from this? What changes? What doesn’t change? And how should we be thinking about that going forward?

Mr. Roth:

Well, there are two ways of looking at the holding company. The holding company at first analysis is in allocative resources. And it’s up to us and our business units to allocate whatever capital we have in the most productive way — and how does that change in this environment — is basically you look at your balance sheet. And what we’ve done is we’ve maintained a very conservative balance sheet so that we can have an appropriate level of cash on our balance sheet to make appropriate investments and to deal with any difficulties we have in the macro environment. So I think the first level of action if you will by the holding company is to protect the balance sheet and to protect the earning stream going forward. And I don’t think that changing — what that means is we watch it very carefully. We always watched it. Now we’re watching it even more, given the difficult macro environment.

The other changes have to do with consolidation. You know, when everyone talks about consolidations in this environment, the reality is that whether it be conflict, culture, or whatever, it’s very difficult to change holding company structures in this environment. I think a lot of the consolidation that you’re going to see in this industry has already taken place.

That doesn’t mean that there aren’t opportunities out there with respect to adding strategically to our portfolio, and we will continue to look at that. And we will continue to look at it within the capital constraints that we have. We set out a capital plan, and that capital plan is around $150 million of capex. And basically we’ve been maintaining that level of capital expenditures. And basically we have to allocate that capital to where it’s most needed within our various business units. So those are the issues we focus on, and I don’t see that materially changing.

Mr.Schachter:

The other issue with the macro is, just wondering, with everything you’ve done right at the Company, what are the areas that are actually most sustainable, and what are the areas that are really going to come under more pressure given the macro?

Mr. Roth:

Well, one is the project-based business. I was just referring to that. Clearly, if marketers are going to be tightening their purse string on project-based business, that’s where they’re going to tighten it. The rest is going to be more services for the buck, so I think it’s incumbent upon us to make sure that we’re operating as efficiently as possible and passing those efficiencies on to our clients, and I think that’s what you are seeing in the marketplace right now.

And clients are demanding to see where their dollars are being spent, whether there are opportunities for us to be more efficient, and how can that be reflected in the fees. So I think you’re going to see that continue as we’ve seen it. And we’ve been able to manage through it, but it’s going to be a more difficult environment to do it.

Mr. Schachter:

Another general thought that’s been out there is this whole marketing services versus traditional ad spend. How should we think about how each of those models are holding up? What within marketing services are performing better than expectations? What is performing worse?

Mr. Roth:

Well, I think our PR business continues to be best-in-class, and the growth that we see in that business continues to be very solid. I think when we first looked at the PR business when we started this turnaround, a lot of people thought that the PR business was sort of the canary in the coal mine and that that’s the type of business that would be shut off if you will in a difficult environment. We continue to see very strong performance out of our PR, whether it be Weber Shandwick or GolinHarris, or even some of our PR units within our independent agencies. But that’s an area that you have to watch very carefully, because historically that’s an area that we started to see cutbacks if you will. The good news is, we have new client wins that are offsetting any cutbacks that we might see, and we hope to continue to see that.

Direct marketing is — because it’s measurable, it’s digital, and components to it, and clients can see the bang for the buck — I think we’re going to continue to see direct marketing as a very important component. And we have best-in-class offerings in direct marketing throughout IPG: obviously, Draftfcb, MRM within the Worldgroup, as well as our independents have direct marketing capabilities. So I think marketing services is an important component of the reason why we haven’t seen a dramatic drop-off if you will as of yet, because we are diversified in marketing services and traditional agency offerings.

Mr. Schachter:

Another thing that I’ve been hearing following the internet names, but also some of the off-line guys, is the general thought that more experimental marketing programs are the first ones to be cut. You know, that where people are not going to go out and try new things. They don’t want to necessarily budget the resources to even figure out if it’s working. Is that correct? Does that make sense? And are you seeing that?

Mr. Roth:

Yes, I think there’s no question. And I think some of the write-ups that we’ve been seeing indicate that clients who experimented in various new media if you will and haven’t seen big results are going to go back to the more proven offerings. And I think that’s what you heard in the various — prognosis in terms of the ad spend in 2009. If you have a limited amount of dollars to spend, you’re going to spend it where you are most confident it’s going to have results. That doesn’t mean to say internet spend is going to go away or go down. I think the rate of internet spend is going to slow down, because a lot of it is still in the experimental stage and the confidence level on those spends still remains to be seen.

Mr. Schachter

Well, on that point with regards to IPG, how platform-channel agnostic are you? Does it matter to margins whether it’s through digital spend, non-digital, traditional? In general, talk about how the environment is impacting your margins.

Mr. Roth:

Well, first of all, we have to be agnostic with the channels because if we’re not, our clients aren’t going to use us to help them navigate through the various channels. If you’re not agnostic with respect to those components, then the reliability and the confidence clients have in your advice is going to be diminished. Certainly, some of the margins are — in digital if you will and new media, because of the cost if you will of the talent — is somewhat challenged. But the expectation is that once you’re working with clients and as your revenue grows with those clients, obviously there’s opportunities to increase margins.

Mr. Schachter:

Staying on the digital theme, one of the more interesting things I found in looking at the group and yourselves was this whole idea of disintermediation. Again, this is high-level, not really talking about the current environment. Yahoo!, Google, Microsoft: are they going to come in and replace you? I mean, that’s sort of the fear. I’m not a believer in that model, and I was just wondering — I assume you’re not as well, otherwise you probably wouldn’t be sitting here . . .

Mr. Roth:

Right.

Mr. Schachter:

. . . but where do you think the conventional wisdom is most off in thinking about that digital disintermediation story?

Mr. Roth:

Well, Yahoo!, Microsoft, Google are vast resources with respect to data. And it’s basically what you do with the data that is critical to the marketers that are out there. And our job is to use that data and help our clients spend their dollars in a most efficient way. I think when all of this started, everyone assumed because all the data was located in one place, they would be able to keep those dollars and then spread out and tap into all the other resources that are out there. And to a certain extent that can be done.

But ultimately, the depth of our services, whether it be the big idea — I don’t see — whether it be Microsoft, Yahoo!, or Google providing the big ideas that we use in terms of integrated offerings with respect to our global clients. And I don’t think they will be able to recruit to those talents, and I don’t think they will be able to deliver those type of resources.

So I think we have to work very closely with all of those companies with respect to how we use the data, how do we reach the consumer? Because that is ultimately what we have to do. We have to help our clients reach the consumer. And if it’s through the internet, then we have to work with them to see what’s the best way to do it. We can provide all sorts of insights in terms of search capabilities as well as data analysis. And the next question is, where to spend it?

Mr. Schachter:

Staying on that theme for a moment and somewhat playing devil’s advocate, the idea may have more validity around the media buying piece of the business and how that’s going to work. How does that impact a company like IPG?

Mr. Roth:

Media buying is basically efficiencies and costs. And if you can prove that you can buy more efficiently than someone else, that’s how you’re going to win the business. So it’s incumbent upon us to prove — and we do in terms of audits and so on — to show that we had the capability to buy more efficiently and provide the savings for our clients. The buying business has become much more commoditized. And when you are dealing with any type of commodity, the key component of that is, are you getting the best price? It’s incumbent upon us to make sure we can do that. And if there’s a competitor out there that provides a better price, then, frankly, we don’t get the business.

It’s become a commodity so that the key is getting the buying and the planning together. And once you put the two of those together, then the additional resources that we bring to the table provide the added value. That’s how we can compete with that.

Unidentified Conference Participant:

Yesterday, CBS gave a little advertising 101 seminar, and in that seminar they presented the case that broadcast television continues to be the superior venue for building brand awareness. But at the same time, they made the case that for closing customers that have achieved, or closing customers that have awareness and unaided — their brand recognition, etc. — that having keywords and search capability as a complement is really the full package to then close the deal, then have those customers do the deep drill.

Then we had another panel the talked about all this metrics that is on the com having to do with set-top boxes, so that this onslaught of ROIC-proven, locked down that has been the value proposition on the online side, that now the broadcast guys are going to pull out their howitzer and be able to say, hey, we can give you a much more tight case on ROIC.

Can you help us understand from your perspective kind of the fact that it’s not a question of either/or; it’s a question of blend? But at the same time, maybe it’s not fragmentation, but what it really is, is clearer and more tight price discovery on the effectiveness of both, and giving the buyer more confidence that the metrics aren’t just a happy tagline, but the metrics actually help you to understand that as you spend money on the broadcast, you get real money, real value; and as you’re spending money on the online side of it, when it’s all said and done, it’s probably going to be more efficient.

Mr. Roth:

That’s part of what we talk about when we talk about an integrated offering. An integrated offering is, you have a big idea, you have a branding awareness that you have to communicate to the consumer. How do you spend those dollars? Do you spend it traditional? Do you spend it to the internet? Do you do it viral? Each of our units has — they call it something else, okay? Basically it’s the same thing.

In Draftfcb — if you walk into Draftfcb, for example, you have what they call the Smart Wall. And on the Smart Wall you will see all these different components of measurement. And you can actually dial in what’s being more effective with respect to the dollars that are being spent. So you can see, if the traditional media spend is not providing enough of an awareness or enough of an ROI, you can dial into another medium if you will and measure that. It’s real time.

And that’s where we come into this story, and that is because we — you need to have an independent analysis of where to spend those dollars, which is another reason why the disintermediation isn’t going to happen 100% because by definition it’s not going to be independent if you will.

Unidentified Audience Member:

Just as a follow-up, it seems — and this was confessed yesterday by a couple of the folks in these panels saying that the ROIC model is not only the greatest strength of the online folks, it also can tend to be their biggest weakness, because in a period where customer response is declining, then the value of those clicks or the bidwords, etc., is only going to go in one direction. They are not worth as much because they’re not transacting that return. So . . . . [multiple speakers]

Mr. Mergenthaler:

There’s no doubt as there’s more and more data becomes available on traditional media to which you can measure and push through your models. I think to your point, you’re going to get to a better blended answer, because for us — Michael made a — we’re media agnostic. We are there to help our clients plan the various media channels. The better visibility you get to analyze that data — and I do think online right now is kind of a first-mover advantage in that space — as traditional media gets more and more acclimated to that, and you can use that data to plug into your models, I do think there may be a bit of a shift back to the more traditional media.

Mr. Roth:

It also depends on whether it’s business-to-business, whether it’s business-to-consumer, all these different outlets. It’s who your audience is and what the message is. And there’s — the traditional media is very powerful in terms of consumer brands and awareness. And once you have that awareness, the question is how do you do, how do you deliver? When McCann Worldgroup launched the new Xbox, they launched it on the internet, because that’s where the market was. And they created a viral campaign. So again, it’s what are you trying to get out there to the consumer, and what is the best medium to do that with?

Mr. Schachter:

Any other questions from the audience? Over here?

Unidentified Audience Member:

With $1.7 billion of cash on the balance sheet and $2.1 billion of debt, your capital structure is certainly very conservative. And earlier in the year you were talking about waiting until ’09 until you decide what you’re going to do with the cash — and clearly caution was a good thing. Can you talk about what your plans are for the cash now? Are there acquisitions on the horizon because of depressed valuations, or just what’s your current thinking?

Mr. Roth:

Well, I think in this environment, I think we continue to be conservative with respect to our balance sheet. Until there is — this all settles down in terms of the credit crunch and the lack of liquidity if you will in the capital markets — I think it’s a good thing to have that cash sitting on our balance sheet, and that’s what we intend to do. Once this thing all unfolds, to the extent there’s a better use of that cash, whether it be in terms of reinvesting in our businesses, whether doing share buybacks or whenever, we will continue to look at that. But in this environment I think the best thing to do is have a strong balance sheet, and that’s what we’ll do.

Mr. Mergenthaler:

And on the M&A front, we will continue to look at opportunities, but we will be very disciplined before we deploy capital in today’s market. So the same thing with capex. Right now until the credit markets free up and the liquidity environment starts to normalize, we’re going to be very, very conservative with that cash.

Mr. Schachter:

Any other questions in the audience?

I just have one thought about New York and where we are in terms of head-count reductions. There are a couple of industries that are having some problems that are focused on New York, yours being one of them. How should we think about where you are in terms of your ability to pull down costs on the head-count side, and how long can that go on, or where are we in that?

Mr. Roth:

When you manage to the margins, if the revenue growth isn’t there, you’re going to have to reduce head count. That’s the nature of our business. So as we speak, some of our agencies are taking actions with respect to head count. Some people are adding. Some people are reducing. And that’s the value if you will of having such a diverse portfolio of companies, that in the growth areas they will continue to invest. In those areas where revenue is a challenge, they have the ability to take actions with respect to reducing their cost profile. So it’s not uncommon to see a situation where there may be 100 people being terminated on a Friday, but that doesn’t mean to say that we have a global initiative if you will of reductions. Again, it goes to the issue of how you manage to your margins.

Mr. Schachter:

On the diversity side of things, you put up a slide — and clearly you are very well diversified —but question I hear over and over is autos, exposure to autos. So I was wondering if you could just walk through that and walk through what the potential bailout means.

Mr. Roth:

It took you all this time to ask us about General Motors.

Mr. Schachter:

I wanted to get to know you a little better and . . . .

Mr. Roth:

I see. I thought I was getting away without answering.

Oh, look. Obviously, General Motors is a key client of ours. It’s one of our largest if not our largest client. We continue to work very closely with them with respect to their brands and investing in terms of the marketing dollars that they have, which is still significant. And we will continue to do that. And we monitor it very carefully in terms of our receivables and our work in process. But they continue to be a very strong partner for us, and it’s encouraging to see that there’s been some movement with respect to their viability on a long-term basis.

The other side of it is that frankly, three years ago we were in a bit weaker position with respect to potential issues with large clients. I think it’s not a pretty thing in this environment, but certainly given where we are from a financial point of view and from a strategic point of view, we’re in a much stronger position to deal with issues like that.

Mr. Schachter:

Any other questions in the audience?

Well, so now that we are friends and I can ask about GM, I’m going to throw one more hardball at you and see where you come. So if I look at my model compared to consensus, I’m probably more bearish than most in terms of what organic revenue looks like . . .

Mr. Roth:

And we are still here.

Mr. Schachter:

. . . what organic revenue looks like for 2009. It seems like, depending on where you come out on — what, global GDP or US GDP [inaudible] — it seems like you can get to a pretty meaningful negative number if you want to be bearish there. Where am I off, and where is the street off in thinking that ’09 could actually see a fairly meaningful negative number on the organic side?

Mr. Roth:

I thought you heard. You had a whole panel on all these experts that stood up there and said that they don’t see those large negative numbers. One of them was our expert.

Look, I think where you are off is that to the extent they’re our downside, there are upsides in other markets. And I think that’s what you have to focus on. I don’t think you can look at it in one area versus another. And some areas will — you will see a significant pull back. But hopefully you’ll see significant increases in other markets. And the key aspect of this is that we are there in all those different markets, and it’s incumbent upon us to be competitive in those markets.

Mr. Schachter:

Great. All right. Well with that, I want to thank you very much for attending and thank you all for coming.

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Cautionary Statement

This transcript contains forward-looking statements. Statements in this transcript that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our 2007 Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•

potential effects of a weakening economy could adversely affect our clients’ need for advertising and marketing services, or even their solvency, and as such, could have a negative impact on our business;

•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•

risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our 2007 Annual Report on Form 10-K under Item 1A, Risk Factors.